Exhibit 99.1

 Digirad Updates 2006 Guidance and Provides Initial Guidance for 2007


    POWAY, Calif.--(BUSINESS WIRE)--Jan. 11, 2007--Management of Digirad Corporation (NASDAQ:DRAD), a leading provider of cardiovascular imaging services and solid-state nuclear medicine imaging products to physician offices, hospitals and imaging centers, updated previous financial guidance for 2006 and provided initial guidance for 2007 in a presentation today at the 25th Annual JPMorgan Healthcare Conference in San Francisco.

    For 2006, Chief Executive Officer Mark Casner said that the Company currently anticipates consolidated revenues at the high end of the previously announced range of $70.7 million to $71.5 million, consisting of DIS revenue between $49.1 million and $49.5 million and product revenue between $21.6 million and $22.0 million; and a consolidated loss at the low end ($7.3 million) of the previously announced range of $7.3 million to $7.8 million, including estimated stock-based compensation expense of $1.7 million. Casner stated that revenue guidance for the full year of 2006 includes $2 million in stress agent revenues Digirad received through June of 2006, when it phased out stress agent deliveries, and noted that an evaluation of Digirad's 2007 revenue guidance in comparison to Digirad's 2006 results should take the lack of stress agent revenue going forward into account.

    For 2007, Casner said that the Company currently anticipates consolidated revenues in the range of $73 million to $76 million, consisting of DIS revenue between $50 million and $52 million and product revenue between $23 million and $24 million; and a consolidated loss between $1.3 million and $3.3 million, including estimated stock-based compensation expense of $1.3 million.

    You can access the live presentation at
www.mapdigital.com/jpmorgan/healthcare07 beginning at 10:00 a.m. PST today. After registering, select Digirad Corporation from the "Live Webcast" link on the left side of the "Welcome" page. The webcast will be available for replay on January 12, 2007 at the above internet address or through the Company's website at drad.client.shareholder.com/medialist.cfm for 90 days. Audio streams require Windows Media or Real Player installations.

    About Digirad

    Digirad Corporation develops, manufactures and markets solid-state, digital gamma cameras to hospitals, imaging centers and physician offices. Digirad offers a comprehensive line of solid-state nuclear gamma cameras that produce high-quality images for use in the detection of many medical conditions, including cardiovascular disease. Digirad's cameras are unique as their lightweight and compact design allows them to fit easily into small office spaces. Digirad's wholly owned subsidiary, Digirad Imaging Solutions, offers a comprehensive, mobile imaging leasing and services program for physicians who wish to perform in-office nuclear cardiology procedures but do not have the patient volume, capital or resources to justify purchasing a gamma camera. For more information, please visit www.digirad.com. Digirad(R) and Digirad Imaging Solutions(R) are registered trademarks of Digirad Corporation.

    Forward-Looking Statements

    Digirad cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts and use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with a discussion of future operating or financial performance or events. Examples of such statements include the statements regarding our anticipated financial results for 2006 and 2007 fiscal years. The inclusion of these and other forward-looking statements should not be regarded as a representation by Digirad that any of its plans will be achieved. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Digirad's business including, without limitation: the degree to which personnel changes and related disruptions in our business activities may affect Digirad's products, customers, work force, suppliers, and our overall business prospects and operations; the degree to which Digirad's camera systems and related services will be accepted by physicians and hospitals or will experience reliability issues or technical problems; the ability of Digirad to effectively market, sell and distribute its medical devices and related services, given its limited capabilities in these areas; Digirad's ability to manage risks relating to product liability, warranty claims, recalls, property damage and personal injury with respect to its imaging systems; and other risks detailed in Digirad's Securities and Exchange Commission filings, including its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Digirad undertakes no obligation to revise or update this press release including the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.


    CONTACT: Digirad Corporation
             Todd Clyde, CFO
             858-726-1600
             ir@digirad.com
             www.digirad.com
             or
             Investor Contact:
             Neil Berkman Associates
             310-826-5051
             info@BerkmanAssociates.com